Exhibit 10.1 (f)

DATED  22  FEBRUARY  2008

EVOLVING SYSTEMS HOLDINGS LIMITED

and

BRIDGE BANK, N.A.

CHARGE OVER SHARES

19 Cavendish Square

London W1A 2AW

DX 42748 Oxford Circus North

telephone  +44(0)20 7636 1616

fax  +44 (0)20 7491 2899

Ref : 028176/00002/H3326944.4

THIS CHARGE is made as a Deed the 22nd day of February 2008

BETWEEN:

(1)                                  EVOLVING SYSTEMS HOLDINGS LIMITED (registered in England and Wales under company number 05272751 the registered office of which is at One Angel Square, Torrens Street, London EC1V 1PL (the “Chargor”); and

(2)                                  BRIDGE BANK, N.A. of 55 Almaden Boulevard, San Jose, A 95113, United States of America (the “Bank”).

RECITALS

(A)                              The Bank has agreed to make available to the Borrower (as defined below) a revolving loan facility of up to US$5,000,000 (five million American dollars) subject to and upon the terms and conditions contained in the Loan Agreement (as defined below).

(B)                                The Chargor entered into a Guaranty dated the date of this Charge in favour of the Bank in respect of the liabilities of the Borrower to the Bank (the “Guaranty”).

(C)                                The Bank requires the Chargor, and the Chargor has agreed, to enter into this Charge for the purpose of providing security to the Bank for the Secured Liabilities (as defined below).

IT IS AGREED as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1                            Definitions

In this Charge the following expressions have the following meanings, unless the context otherwise requires:

“Act”	means the Law of Property Act 1925.

“Borrower”	means Evolving Systems Limited (registered in England and Wales under company number 02325854) the registered office of which is at One Angel Square, Torrens Street, London EC1V 1PL.

“Charged Property”	means the whole or any part of the property, assets, income and undertaking of the Chargor from time to time mortgaged, charged or assigned to the Bank pursuant to this Charge.

“Costs”

means all costs, charges or expenses of whatsoever nature (including, without limitation, legal fees) including, without limitation, disbursements and any Value Added Tax to be charged on such costs, charges, expenses and disbursements.

“Default Rate”	means the annual rate of interest specified in the second sentence of Cause 2.3(b) of the Loan Agreement.

“Derivative Assets”

means all stocks, shares, warrants or other securities, tights, dividends, interest or other property (whether of a capital or income nature) accruing, offered, issued or deriving at any time by way of dividend, bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference, option or otherwise attributable to any of the Shares or any Derivative Assets previously described.

“Event of Default”

means any of those events or circumstances set out in Clause 8 (Events of Default) of the Loan Agreement and an Event of Default is “continuing” if it has not been remedied to the satisfaction of the Bank or waived by it in writing.

“Facility Documents”	means this Charge, the Loan Agreement, the Guaranty and each of the Security Documents.

“Future Shares”	means all shares and other securities issued to the Chargor as a result of its ownership of the Shares.

“Insolvency Act”	means the Insolvency Act 1986.

“Loan Agreement”	means the Loan Agreement dated the date of this Charge and made between the Bank (1) and the Borrower (2).

“LPA”	means the Law of Property Act 1925.

“Material Adverse Effect”

has the meaning given to it in the Loan Agreement (as if “Loan Agreement” and “Collateral” there were Facility Documents and Charged Property respectively and with such other changes as are necessary to fit the context).

“Nominees”	means the Bank, its agents, nominees and any other person holding the Shares and the Derivative Assets on behalf of the Bank from time to time.

“Permitted Lien”	shall have the same meaning as in the Loan Agreement.

“Receiver”	means a receiver appointed pursuant to this Charge or to any applicable law, whether alone or jointly, and includes a receiver and/or manager.

“Reservations”

means the principle that equitable remedies may be granted or refused at the discretion of the Court, the limitation on enforcement by laws relating to the bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors.

“Secured Liabilities”	means all moneys, debts and liabilities from time to time due, owing or incurred by the Chargor to the Bank on any current or other account whatsoever pursuant to the Facility Documents in each case:

(a)whether present or future;

(b) whether alone or jointly with any other person;

(c) whether actual or contingent;

(d) whether as principal or as surety;

(e) in whatsoever name, firm or style;

(f) in whatsoever currency denominated; or

(g) otherwise

together with interest to the date of payment at such rates and upon such terms as set forth in the Loan Agreement and all commission, fees, costs (including, without limitation, legal fees) and other charges.

“Security Documents”

means any document entered into by any person from time to time creating any Security Interest, directly or indirectly, for the obligations of the Borrower under the Facility Documents including, without limitation, this Charge and the Guaranty.

“Security Interest”

means any mortgage, charge, assignment, pledge, lien, right of set-off, hypothecation, encumbrance, priority or other security interest (whether fixed or floating) including, without limitation, any “hold-back” or “flawed asset” arrangement together with any preferential right, retention of title, deferred purchase, leasing, sale or purchase, sale and leaseback arrangement, trust agreement, declaration of trust, trust arising by operation of law, any option or agreement for any of the same or any arrangement which has substantially the same commercial or substantive effect as the creation of security.

“Shares”	means all stocks, shares and other securities

listed in the Schedule (The Shares) whether held in the United Kingdom or elsewhere and irrespective of whether in any such case the deposit was made or the certificates or other documents were received by the Bank or its Nominees for the purposes of creating security, safe custody, collection or otherwise.

1.2                            Interpretation

1.2.1                        In this Charge:

(a)                                  the Contents page and clause headings are included for convenience only and do not affect the construction of this Charge;

(b)                                 words denoting the singular include the plural and vice versa; and

(c)                                  words denoting one gender include each gender and all genders.

1.2.2                        In this Charge, unless the context otherwise requires, references to:

(a)                                  persons include references to natural persons, firms, partnerships, companies, corporations, associations, organisations and trusts (in each case whether or not having a separate legal personality);

(b)                                 documents, instruments and agreements (including, without limitation, this Charge and any document referred to in this Charge) are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

(c)                                  receivers are references to receivers of whatsoever nature including, without limitation, receivers and managers and administrative receivers;

(d)                                 the term the “Bank” includes, where the context so admits, references to any delegate of any such person;

(e)                                  a party to this Charge include references to its successors, transferees and assigns;

(f)                                    Recitals, Clauses and Schedules are references to recitals to this Charge, clauses of this Charge and schedules to this Charge; and references to this Charge include its Schedules;

(g)                                 statutory provisions (where the context so admits and unless otherwise expressly provided) are construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and to any orders regulations instruments or other subordinate legislation made under the relevant statute; and

(h)                                 a time of day is a reference to London time.

1.3                            Loan Agreement defined terms

Unless otherwise defined in this Charge, terms defined in the Loan Agreement bear the same meaning in this Charge.

2.                                     COVENANT TO PAY

The Chargor shall on demand pay to the Bank or discharge, as the case may be, all the Secured Liabilities when the Secured Liabilities become due.

3.                                     INTEREST

The Chargor shall pay to the Bank interest on the Secured Liabilities (after as well as before any demand made or judgment obtained or the liquidation or administration of the Borrower) at the rates and upon the terms set forth in Clause 2.3(a) of the Loan Agreement or if applicable the Default Rate and shall be compounded and computed in accordance with such Clause 2.3.

4.                                     SECURITY

By way of continuing security in favour of the Bank for the payment and discharge of the Secured Liabilities, the Chargor with full title guarantee hereby charges to the Bank by way of first fixed charge, the Shares and Derivative Assets.

5.                                     FURTHER ASSURANCE

The Chargor shall:

5.1                            promptly, at any time if so required by the Bank, at its own expense execute and deliver to the Bank such further legal or other mortgages, charges, assignments,

securities, authorities and documents as the Bank may in its reasonable discretion require of the whole or such part of the Charged Property as the Bank may specify, in such form as the Bank may in its reasonable discretion require, to secure the payment or discharge of the Secured Liabilities, including, without limitation, in order to vest the whole or such part of the Charged Property in the Bank, the nominee of the Bank or in any purchaser from the Bank or the Receiver;

5.2                            pending the execution and delivery of any such assignments, hold such Charged Property upon trust for the Bank subject to the provisions of this Charge; and

5.3                            pending the execution and delivery of any such mortgages, charges, or other security, hold such Charged Property subject to the provisions of this Charge.

6.                                     DEPOSIT OF DOCUMENTS AND TITLE DEEDS

6.1                            The Chargor shall deposit with the Bank (and the Bank during the continuance of this security may hold and retain) all stock or share certificates or other documents of title to or representing the Shares and the Derivative Assets together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank as the Bank may require to enable the Bank to vest the same in the Bank (or the Nominees as the Bank may require) or, after the occurrence of an Event of Default, any purchaser to the intent that the Bank may, at any time after the occurrence of an Event of Default without notice, present them for registration.

6.2                            The Chargor shall:

6.2.1                        upon the occurrence of an Event of Default which is continuing procure the registration in the books of the Borrower of the transfer of the Shares and the Derivative Assets to the Bank (or the Nominees as the Bank may require), the entry of the Bank (or the Nominees as the Bank may require) in the register of members of the Borrower as the holder or holders of the Shares and the Derivative Assets, and the issue of new share certificates in respect of the Shares and the Derivative Assets to the Bank (or the Nominees as the Bank may require); and

6.2.2                        upon the accrual, offer, issue or receipt of any Derivative Assets deliver or pay to the Bank or procure the delivery or payment to the Bank of all such Derivative Assets or the stock or share certificates or other documents of title to or representing them together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank as the Bank may require to enable the Bank to vest the same in the

Bank or the Nominees or, after the occurrence of an Event of Default which is continuing, any purchaser to the intent that the Bank may at any time after the occurrence of an Event of Default which is continuing without notice present them for registration.

7.                                     NEGATIVE PLEDGE

The Chargor shall not:

7.1                            create, purport to create or allow to subsist, any Security Interest over the whole or any part of the Charged Property except for any Permitted Lien;

7.2                            convey, assign, transfer, or agree to convey, assign or transfer the whole or any part of the Charged Property; or

7.3                            permit or agree to any variation of the rights attaching to the whole or any part of the Charged Property which is adverse to the interests of the Bank in its reasonable opinion.

8.                                     DIVIDENDS, VOTING RIGHTS AND NOMINEES

8.1                            Dividends and voting rights

For so long as no Event of Default has occurred and is continuing, the Borrower may:

8.1.1                        subject to Clause 6.2.2 (Deposit of Documents and Title Deeds), receive and retain all dividends paid or payable in cash other than dividends paid or payable in respect of any of the Charged Property in connection with a partial or total liquidation or dissolution of the Company or in connection with a reduction of capital, capital surplus or paid-in-surplus of the Company or paid, payable or otherwise distributed in redemption of, or in exchange for, any Charged Property, interest and other income deriving from and received by it in respect of the Shares and the Derivative Assets; and

8.1.2                        exercise all voting and other rights and powers attached to the Shares and the Derivative Assets PROVIDED THAT such exercise does not adversely affect the Shares and the Derivative Assets and is not otherwise inconsistent with this Charge or is in breach of any of the provisions of any of the Facility Documents.and PROVIDED FURTHER THAT the Chargor shall promptly following receipt, forward to the Bank copies of any notice for an extraordinary or annual general meeting of the company which has issued the Shares or Derivative Assets (as the case may be) at which resolutions are proposed to either (a) to place the company into any form of winding up, or (b) to apply for an administration order, or (c) to apply for an automatic moratorium under the Insolvency Act .

8.2                            Trustee powers

The Bank may at its discretion (in the name of the Chargor or otherwise, after the occurrence of an Event of Default which is continuing and without any consent or authority on the part of the Chargor) exercise all the powers given to trustees by Section 10(3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustee Investments Act 1961) in respect of those Shares and the Derivative Assets subject to a trust.

8.3                            Bank’s powers of enforcement over Shares and the Derivative Assets

8.3.1                        Following the occurrence of an Event of Default which is continuing, all dividends, interest and other income forming part of the Shares and the Derivative Assets shall, unless otherwise agreed between the Bank and the Chargor, be paid without any set-off or deduction whatsoever to an interest bearing suspense account in the name of the Bank and shall be retained by the Bank until applied as hereinafter provided as part of the Shares and the Derivative Assets and any such monies which may be received by the Chargor shall, pending such payment, be held in trust for the Bank.

8.3.2                        The Bank shall not have any duty as to any Shares and Derivative Assets and shall incur no liability for:

(a)                                  ascertaining or taking action in respect of any calls instalments, conversions, exchanges, maturities, tenders or other matters in relation to any Shares and Derivative Assets or the nature or sufficiency of any payment whether or not the Bank has or is deemed to have knowledge of such matters; or

(b)                                 taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Shares and Derivative Assets; or

(c)                                  for any failure to present any interest, coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor of any such matter or for any failure to ensure that the correct amounts (if any) are paid or received in respect of the Shares and the Derivative Assets.

8.4                          Custody

The Bank shall be entitled to provide for the safe custody by third parties of all stock and share certificates and documents of title deposited with the Bank or the Nominees as the Bank may require at the expense of the Chargor and shall not be responsible for any loss of or damage to any such certificates or documents.

9.                                     REPRESENTATIONS AND WARRANTIES

9.1                          The Chargor represents and warrants to the Bank that:

9.1.1                        Ownership of the Charged Property

it is absolutely, solely and beneficially entitled to all the Charged Property as from the date it or any part of it falls to be charged under this Charge and the rights of the Chargor in respect of the Charged Property are free from any Security Interest of any kind other than a Permitted Lien;

9.1.2                        Powers and authority

it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Facility Documents to which it is or will be a party and the transactions contemplated by those Facility Documents;

9.1.3                        Legal Validity

subject to Reservations, each Facility Document to which it is a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

9.1.4                        Non-conflict

the entry into, and the performance by it of the Facility Documents to which it is a party are not in conflict with nor constitute a breach of any provision contained in Chargor’s Organizational Documents, and will not constitute an event of default under any agreement to which Chargor is a party or by which Chargor is bound, the effect of which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

9.1.5                        No disposal

it has not sold or agreed to sell or otherwise disposed of, or agreed to dispose of, the benefit of all or any of the Chargor’s right, title and interest in and to the Charged Property; and

9.1.6                        The Shares

(a)                                  all the Shares are issued and fully paid up, or credited as fully paid up, and as at the date of this Charge constitute the entire issued share capital of the Company and are free from any Security Interest;

(b)                                 neither it nor any other person has done any act in relation to its acquisition of any Shares as from the date they fall to be charged pursuant to the terms of this Charge which would involve a breach of Section 151 of the Companies Act 1985 or its equivalent in any other jurisdiction; and

(c)                                  the Shares have been duly authorised and validly issued and are free from any restriction or transfer on rights of pre-emption;

9.2                          The representations and warranties set forth in this Clause are given and made on and as of the date of this Charge, shall survive the execution of this Charge and are continuing representations and warranties which are deemed to be repeated at each time the representations and warranties in the Loan Agreement are deemed to be repeated.

10.                              UNDERTAKINGS

The Chargor gives each of the undertakings contained in this Clause to the Bank.

10.1                    Duration

The undertakings in this Clause shall remain in force during the continuance of the security constituted by this Charge.

10.2                    To comply with statutes

The Chargor shall comply with all requirements of any duly empowered authority, all obligations under any statute and all byelaws and regulations relating to it or the whole or any part of the Charged Property , in each case, non-compliance with which would reasonably be expected to have a Material Adverse Effect.

10.3                    To provide information

The Chargor shall furnish to the Bank promptly on demand by the Bank such information and supply such documents or papers relating to the Charged Property from time to time as the Bank may in its reasonable discretion require.

10.4                    The Shares and the Derivative Assets

The Chargor shall:

10.4.1               duly and promptly pay all calls, instalments or other payments which may be made or become due in respect of any of the Shares and the Derivative Assets as and when the same become due. The Chargor agrees that, if it fails to do so, the Bank may, in its discretion, make such payments. The Chargor shall reimburse the Bank for the amount of such payments on demand. Such amounts will bear interest at the Default Rate in accordance with Clause 3 (Interest) from the date of payment by the Bank until the date of reimbursement;

10.4.2               immediately inform the Bank of any acquisition by the Chargor of any shares in the Borrower by transfer, issue or any other means whatsoever, including details of the date of the acquisition and any transferor;

10.4.3               except with the prior written consent of the Bank, not permit any person other than the Chargor to be registered as holder of all or any part of the Shares and the Derivative Assets;

10.4.4               except with the prior written consent of the Bank, not cause or permit to be issued any additional shares of the Borrower or any securities convertible into, or carrying rights to subscribe for, shares of the Borrower;

10.4.5               if the Bank gives its prior written consent to an issue of shares pursuant to Clause 10.4,4, enter into such security documentation as the Bank may in its absolute discretion require or shall procure that the beneficial and/or the registered owners enter into such security documentation as the Bank may in its discretion require in respect of all such additional shares or securities;

10.4.6               except with the prior written consent of the Bank, not exercise any right it may have against the Borrower (except such rights as may be specifically conferred on the Chargor by this Charge) except on such terms and in such manner as the Bank may in its discretion require and, if it does so in contravention of this Clause, it shall hold any amount received or recovered by it as a result of such exercise on trust for the Bank;

10.4.7               on demand by the Bank transfer all or any part of the Shares and the Derivative Assets to such Nominees as the Bank may in its discretion select.

11.                              COSTS UNDERTAKING

The Chargor shall promptly on demand pay or reimburse to the Bank the amount of all reasonable Costs incurred by the Bank (which shall form part of the Secured Liabilities) in connection with:

11.1.1               the negotiation, preparation, printing, execution, registration, perfection and completion of this Charge, the Charged Property or any document referred to in this Charge; or

11.1.2               any actual or proposed amendment or extension of or any waiver or consent under this Charge.

11.2                    The Chargor shall promptly pay on demand to the Bank the amount of all Costs in any way incurred by the Bank in relation to the protection, enforcement or preservation of any of the Bank’s rights under this Charge (including, without limitation, the costs of any proceedings in relation to this Charge) all of which shall form part of the Secured Liabilities. .

12.                              DEFAULT

12.1                    Enforcement

This Charge will become enforceable on the occurrence of any Event of Default which is continuing or if the Chargor requests the Bank to appoint a receiver over the whole or any part of the Charged Property.

12.2                    Consequences of default

At any time after this Charge has become enforceable, the Bank may (without prejudice to any other of its rights and remedies and without notice to the Chargor) do all or any of the following:

(a)                                  exercise all the powers and rights conferred on mortgagees by the Act, as varied and extended by this Charge, without the restrictions contained in sections 103 or 109(1) of the Act; and

(b)                                 subject to Clause 12.3, appoint one or more persons to be a Receiver or Receivers of all or any of the Charged Property.

12.3                    Powers of Receiver

Every Receiver shall have all the powers:

12.3.1               of the Bank under this Charge;

12.3.2               conferred by the Act on mortgagees in possession and on receivers appointed under the Act;

12.3.3               in relation to, and to the extent applicable to, the Charged Property, the powers specified in Schedule 1 of the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver within the meaning of that Act); and

12.3.4               in relation to any of the Charged Property, which he would have if he were its only beneficial owner.

13.                              STATUTORY POWER OF SALE

13.1                    For the purposes of all powers implied by statute, and in particular the power of sale under Section 101 of the LPA (Powers incident to estate or interest in a mortgage), the Secured Liabilities will be deemed to have become due when the security created by this Charge becomes enforceable and Section 103 of the LPA (Regulation of exercise of power of sale) and Section 93 of the LPA (Restriction on consolidation of mortgages) will not apply.

13.2                    The Bank may exercise its statutory power of sale in respect of the whole or any part of the Charged Property.

14.                              PROTECTION OF THIRD PARTIES

14.1                    Any person (including, without limitation, any purchaser, mortgagor or mortgagee) (in this Clause a “purchaser”) dealing with the Bank may assume without inquiry that:

14.1.1               some part of the Secured Liabilities has become due;

14.1.2               a demand for such Secured Liabilities has been duly made; and

14.1.3               such Secured Liabilities have become due within the meaning of Section 101 of the LPA (Powers incident to estate or interest in a mortgage).

14.2                    No purchaser dealing with the Bank is to be concerned to enquire whether any power exercised or purported to be exercised by the Bank has become exercisable, or as to the propriety or regularity of any sale by, or other dealing with the Bank. Any such sale or dealing is deemed to be within the powers conferred by this Charge and to be valid and effective accordingly. All the protection to purchasers contained in Section 104 (Conveyance on sale) and Section 107 (Mortgagee’s receipt, discharges etc.) of the LPA and Section 42(3) of the Insolvency Act (Prohibition upon enquiry into administrative receiver’s powers) apply to any purchaser.

15.                              NO LIABILITY AS MORTGAGEE IN POSSESSION

15.1                    Mortgagee’s liability

The Bank is not:

15.1.1               liable to account as mortgagee in possession in respect of the Charged Property; or

15.1.2               liable for any loss upon realisation or exercise of any power, authority or right of the Bank arising under this Charge, nor for any act, default, neglect, or misconduct of any nature whatsoever save to the extent of its own fraud, wilful default or gross negligence.

15.2                    Possession

If the Bank enters into possession of the Charged Property, such person may at any time go out of possession at the discretion of such person.

16.                              POWER OF ATTORNEY

16.1                    The Chargor irrevocably appoints, by way of security the Bank and each person deriving title from the Bank, jointly and severally to be its attorney (with full power to appoint substitutes and to sub-delegate) for it, in its name, on its behalf and as its act and deed or otherwise to sign or execute any deed or document or do any act or thing which the Chargor is, or may become, obliged to (but does not in a timely fashion) sign, execute or do pursuant to this Charge or which the Bank or any person deriving title from the Bank may in the discretion of such person think fit in connection with the exercise of any of the powers of such person or the realisation of any security constituted by this Charge.

16.2                    Without prejudice to the generality of the foregoing, the Chargor unconditionally undertakes to the Bank, and separately to each person deriving title from the Bank, that it shall ratify and confirm anything done or purported to be done by any attorney appointed pursuant to this Clause.

16.3                    The Bank agrees that the power of attorney provided under this Clause 16 shall only be relied upon and exercised by such person after the occurrence of an Event of Default which  is continuing.

17.                              CUMULATIVE AND CONTINUING SECURITY

17.1                    This Charge is a continuing security to the Bank regardless of any intermediate payment or discharge of the whole or any part of the Secured Liabilities and will not be prejudiced or affected by any act, omission or circumstance which, but for this Clause, might affect or diminish its effectiveness.

17.2                    The security constituted by this Charge is in addition to, is not in substitution for, is without prejudice to, and does not merge with, any rights whatsoever which the Bank may have, whether in respect of the Secured Liabilities or otherwise, including, without limitation, any rights arising under any other Security Interest, any bill, note, guarantee, contract or applicable rule of law.

17.3                    Any receipt, release or discharge of the security constituted by, or of any liability arising under, this Charge shall not release or discharge the Chargor from any liability which may exist independently of this Charge to the Bank.

17.4                    Where the security constituted by this Charge initially takes effect as a collateral or additional security to any other Security Interest held by the Bank then, notwithstanding any receipt, release or discharge given in respect of such other Security Interest, this Charge shall take effect as an independent security for any monies, liabilities or other sums secured by such other Security Interest.

17.5                    Subject to Clause 18.1 (Avoidance of payments) upon irrevocable discharge in full of the Secured Liabilities the Bank shall reassign to the Chargor all the Chargor’s rights. title, interest and benefit in and to the Charged Property and the Bank shall, at the request and cost of the Chargor, take whatever action is necessary to release or re-assign the Charged Property from this Charge.

18.                              AVOIDANCE OF PAYMENTS

18.1                    No assurance, security or payment which may be avoided under the law or subject to an order of the court made under any law relating to bankruptcy, insolvency, administration or winding-up, including, without limitation the Insolvency Act, and no release, settlement or discharge given or made by the Bank on the faith of any such assurance, security or payment, prejudices or affects the right of the Bank:

18.1.1               to recover any monies from the Chargor (including, without limitation, any monies which it is compelled to refund under any law and any Costs payable by it incurred in connection with such process); or

18.1.2               to enforce the security constituted by this Charge to the full extent of the Secured Liabilities.

19.                              PRIOR CHARGES

19.1                    If there subsists any prior Security Interest against the Charged Property and either any step is taken to exercise any power or remedy conferred by such Security Interest or the Bank exercises any power of sale pursuant to this Charge, the Bank may redeem such prior Security Interest or procure the transfer of such Security Interest to itself and may settle and pass the accounts of the person entitled to such Security Interest. Any accounts so settled and passed are conclusive and binding on the Chargor.

19.2                    The Chargor shall reimburse the Bank for any Costs incurred by the Bank in exercise of its rights under this Clause.

20.                              OPENING A NEW ACCOUNT

20.1                    If the Bank receives notice of any subsequent Security Interest affecting the Charged Property, the Bank may open a new account for the Chargor in its books.

20.2                    If the Bank does not open such new account, then, unless the Bank gives express written notice to the contrary to the Chargor, all payments by or on behalf of the Chargor to the Bank will be treated as from the time of receipt of notice of such subsequent Security Interest by the Bank as having been credited to a new account of the Chargor and not as having been applied in reduction of the amount of the Secured Liabilities as at the time when the notice was received.

21.                              SUSPENSE ACCOUNT

The Bank may, in its reasonable discretion credit to any suspense or impersonal account and hold in such account, on such terms as the Bank may in its discretion think fit, all monies received, recovered or realised by the Bank pursuant to this Charge (including, without limitation, the proceeds of any conversion of currency) pending the application from time to time (as the Bank may effect in its discretion) of such monies and accrued interest, if any, in or towards satisfaction of the Secured Liabilities.

22.                              PAYMENTS AND WITHHOLDING TAXES

Subject to Clause 12 of the Loan Agreement, the Chargor shall pay and discharge the Secured Liabilities without any set-off, counterclaim, restriction or condition, without regard to any equities between the Chargor and the Bank and free and clear of, and without deduction or withholding for, or on account of, any taxes, except to the extent that the Chargor is required by law to deduct or withhold any Taxes, in which case it shall pay to the Bank such additional amount as may be necessary in order to ensure that the net amount received by the Bank after the required deduction or withholding (including, without limitation, any required deduction or withholding on such additional amount) is equal to the amount that the Bank would have received had no such deduction or withholding been made. Any additional amount paid under this Clause shall be treated as agreed compensation and not as interest.

23.                              CURRENCY

23.1                    All monies received or held by the Bank in respect of the Secured Liabilities may, from time to time after demand has been made, be converted into such other currency as the Bank in its reasonable discretion considers necessary or desirable to cover the obligations and liabilities actual or contingent of the Chargor in that other currency at the exchange rate for purchasing that other currency with the existing currency.

23.2                    If and to the extent that the Chargor fails to pay the amount due on demand the Bank may in its absolute discretion without notice to the Chargor purchase at any time thereafter so much of any currency as the Bank considers necessary or desirable to cover the obligations and liabilities of the Chargor in such currency at the Bank’s exchange rate for purchasing such currency with another relevant currency and the Chargor hereby agrees to indemnify the Bank against the full cost incurred by the Bank for such purchase.

23.3                    The Bank shall not be liable to the Chargor for any loss resulting from any fluctuation in exchange rates before or after the exercise of the foregoing powers.

23.4                    No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency the Bank shall have a further separate cause of action against the Chargor, shall be entitled to enforce the security constituted by this Charge to recover the amount of the shortfall and such amount will bear interest at the Default Rate in accordance with Clause 3 (Interest) from the date of payment by the Bank until the date of reimbursement.

24.                              SET-OFF

The Chargor agrees the Bank may at any time without notice or further demand notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wherever situate including any accounts in the name of the Bank or of the Chargor jointly with others (whether current, deposit, loan or of any other nature whatsoever whether subject to notice or not and whether in sterling or in any other currency) and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the Secured Liabilities. Where such combination, set-off or transfer requires the conversion of one currency into another, such conversion shall be calculated at the Bank’s exchange rate for purchasing the currency for which the Chargor is liable, with the existing currency.

25.                              ASSIGNMENT

This Charge shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a chargor to this Charge; provided, however, that neither this Charge nor any rights hereunder may be assigned by the Chargor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to the Chargor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder to a person to whom it is permitted to do so under the terms of Clause 12 of the Loan Agreement.

26.                              WAIVERS

No failure or delay or other relaxation or indulgence on the part of the Bank to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

27.                              SEVERABILITY

Each of the provisions of this Charge is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal, invalid or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

28.                              NOTICES

28.1                    Each party may give any notice, demand or other communication under or in connection with this Charge in the manner set forth and subject to the terms of Section 10 of the Loan Agreement at the address identified with its name below.

29.                              COUNTERPARTS AND DELIVERY

29.1                    This Charge may be executed in any number of counterparts, each of which is an original, and which together constitute one and the same document.

29.2                    If this Charge is executed in more than one counterpart, this Charge is deemed to be delivered and has effect when:

29.2.1               each party other than the Bank has executed a counterpart of this Charge;

29.2.2               each party other than the Bank has handed over such counterpart to one of the other parties to this Charge; and

29.2.3               each of the counterparts has been dated.

29.3                    If this Charge is not executed in more than one counterpart, this Charge is deemed to be delivered and has effect when each party other than the Bank has executed this Charge and this Charge has been dated.

29.4                    The execution (whether under hand or as a deed) or sealing of this Charge by or on behalf of a party constitutes an authority to the solicitors or legal counsel acting for that party in connection with this Charge, or any agent or employee of such solicitors or legal counsel, to deliver it as a deed on behalf of that party.

29.5                    Each party to this Charge agrees to be bound by this Charge despite the fact that any other person which was intended to execute or to be bound does not do so or is not effectually bound and despite the fact that any Security Interest contained in this Charge is terminated or becomes invalid or unenforceable against any other person whether or not such termination, invalidity or unenforceability is known to the Bank.

30.                              LAW AND JURISDICTION

This Charge shall be governed by and construed in accordance with English Law.

IN WITNESS WHEREOF this Charge has been executed and delivered as a deed on the date written at the beginning of this Charge.

THE SCHEDULE

The Shares

The entire issued share capital of the Borrower comprising:

1.                                       1,488,205 Ordinary Shares of 5 pence each.

2.                                       1,475,104 Deferred Ordinary Shares of 5 pence each.

3.                                       180,703 New Ordinary Shares of 5 pence each.

EXECUTED and DELIVERED as a DEED

for and on behalf of

EVOLVING SYSTEMS HOLDINGS LIMITED by:

Director

Secretary

Notice Details:

Address:	c/o Evolving Systems
9777 Pyramid Court
Suite 100
Englewood
Colorado
80112 USA

Fax No:	001 303 802 1138
Attention:	Anita T. Moseley

With a copy to:

Fax No:	001 303 802 1420
Attention:	Brian R. Ervine

EXECUTED and DELIVERED as a DEED

for and on behalf of

BRIDGE BANK, N.A. by:

Authorised Officer

Notice Details:

Address:	55 Almaden Boulevard
San Jose
CA 95113

Fax No:	001 408 423 8520
Attention:	Dan Pistone

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